Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
a.Registration Statement (Form S-8 No. 333-86012) pertaining to the AmerisourceBergen Employee Investment Plan,
b.Registration Statements (Form S-8 Nos. 333-88230, 333-110431, and 333-140470) pertaining to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, as amended,
c.Registration Statement (Form S-8 No. 333-101042) pertaining to the AmerisourceBergen Corporation 2001 Deferred Compensation Plan and the AmerisourceBergen Corporation 2001 Restricted Stock Plan,
d.Registration Statement (Form S-8 No. 333-101043) pertaining to the AmerisourceBergen Corporation 2001 Non-Employee Directors' Stock Option Plan,
e.Registration Statement (Form S-8 No. 333-159924) pertaining to the AmerisourceBergen Corporation Management Incentive Plan,
f.Registration Statement (Form S-8 No. 333-173982) pertaining to the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan,
g.Registration Statement (Form S-8 No. 333-194325) pertaining to the AmerisourceBergen Corporation Omnibus Incentive Plan,
h.Registration Statement (Form S-8 No. 333-264076) pertaining to the AmerisourceBergen Corporation 2022 Omnibus Incentive Plan, and
i.Registration Statement (Form S-3 No. 333-261306) of AmerisourceBergen Corporation;
of our reports dated November 22, 2022, with respect to the consolidated financial statements and schedule of AmerisourceBergen Corporation and subsidiaries and the effectiveness of internal control over financial reporting of AmerisourceBergen Corporation and subsidiaries included in this Annual Report (Form 10-K) of AmerisourceBergen Corporation and subsidiaries for the year ended September 30, 2022.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 22, 2022